                                                                   EXHIBIT 10.20


                                  AGREEMENT


                                   BETWEEN


                             PIRELLI CAVI S.P.A.


                                     AND


                     AMERICAN SUPERCONDUCTOR CORPORATION


                                    DATED



                               OCTOBER 1, 1995

                                    INDEX
                                    -----

Section 1. DEFINITIONS
----------------------
        1.1      Affiliate
        1.2      Agreement
        1.3      ASC
        1.4      Cable Wire
        1.5      CPSA
        1.6      Contract Technology
        1.7      Control Cables
        1.9      Excluded Technology
        1.10     Far East
        1.11     Field
        1.12     Inco Agreement
        1.13     Magnet Cables
        1.14     Magnet Wire
        1.15     Materials
        1.16     Other Superconductor Products
        1.17     Person
        1.18     Pirelli
        1.19     Power Cables
        1.20     Products
        1.21     Program
        1.22     Project Board
        1.23     Research and Development Program I
        1.24     Research and Development Period
        1.25     Specifications
        1.26     Subsequent Research and Development Program
        1.27     Superconductor Wire
        1.28     Technology
        1.29     Transmission Current Limiters
        1.30     1990 Agreement

Section 2. THE PROGRAMS AND THE BUSINESS DEVELOPMENT PLAN
---------------------------------------------------------
        2.1      Scope of the Programs
        2.2      Pirelli Cable Research and Development
        2.3      The Business Development Plan
        2.4      Best Efforts Performance
        2.5      Reciprocal Disclosures
        2.6      Check Points
        2.7      Participation of Pirelli Employees
        2.8      Visits
        2.9      Project Board
        2.10     Project Board Meetings


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        2.11     Records and Reports
        2.12 Funding of Research and Development Program I and Subsequent Research and Development Programs
        2.13     Certain ASC Research Projects Not involving Power or Control
                 Cables
        2.14     Other ASC Research Projects Involving Power Cables
        2.15     Research Project relating to Transmission Current Limiters
        2.16     Clearance
        2.17 Pirelli option for additional research and development in the Field

Section 3. OWNERSHIP OF RESEARCH AND DEVELOPMENT PROGRAM RESULTS
----------------------------------------------------------------
        3.1      Ownership of Contract Technology
        3.2      Cooperation
        3.3      Confidentiality Restriction

Section 4. EXPLOITATION RIGHTS
------------------------------
        4.1      Pirelli's Exploitation Rights
        4.2      ASC's Exploitation Rights
        4.3      Manufacturing and sub-licensing in Japan
        4.4 Manufacturing in Canada, the United States of America, Mexico and Far East
        4.5 Manufacturing outside Canada, the United States of America, Mexico and Far East
        4.6      Exclusive Supply; Preservation of Pirelli's Supply
        4.7      Irrevocability of Pirelli's Exploitation Rights
        4.8      Price of Cable Wire
        4.9      Sales of Superconductor Wire to Pirelli
        4.10     Sublicense of Rights Under Inco Agreement
        4.11     Additional licenses
        4.12     Royalty Amounts
        4.13     Transfer Costs
        4.14     Disclosure of Technology and Technical Assistance by ASC

Section 5. 1990 AGREEMENT AND THE 1994 AGREEMENT
------------------------------------------------
        5.1      Partial Termination of the 1990 Agreement
        5.2      Partial Termination of the 1994 Agreement

Section 6. REPRESENTATIONS AND WARRANTIES
-----------------------------------------
        6.1      Representations and Warranties of Pirelli
        6.2      Representations and Warranties of ASC

Section 7. CONFIDENTIALITY
--------------------------
        7.1      Obligation to Maintain Secrecy
        7.2      Exceptions


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        7.3      Matters Not Considered Public Knowledge
        7.4      Period of Confidentiality
        7.5      Covenant of ASC

Section 8. TERM AND EXTENSION
-----------------------------
        8.1      Term of Research and Development Program I
        8.2      Term of Agreement
        8.3      Early Termination
        8.4      Extensions
        8.5      Effect of Termination or Expiration

Section 9. MISCELLANEOUS
------------------------
        9.1      Indemnification
        9.2      Non-Solicitation
        9.3      Export Controls
        9.4      Force Majeure
        9.5      Resolution of Disputes
        9.6      Publicity
        9.7      Assignment
        9.8      Notices
        9.9      No Prejudice by inaction
        9.10     Relationship of Parties
        9.11     Written Amendments Only
        9.12     Applicable Law; Entire Agreement; Headings
        9.13     Covenants with Respect to Conduct of Litigation
        9.14     Provisions relating to the Bankruptcy Code
        9.15     Hart-Scott-Rodino and European Commission Filings

Exhibits
--------
2.1         Research and Development Program
2.7         ASC Secrecy Agreement
2.9         Responsibilities of the project Board
4.8         Price for Cable Wire


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

                                AMENDED AGREEMENT
                                -----------------

This is an amended research, development and exploitation agreement (the "Agreement"), dated and effective as of October 1, 1995, between PIRELLI CAVI S.P.A., a corporation organized under the laws of Italy ("Pirelli"), and AMERICAN SUPERCONDUCTOR CORPORATION, a corporation organized under the laws of Delaware ("ASC").

     WHEREAS, ASC and Cables Pirelli S.A. ("CPSA"), an Affiliate (as defined in
Section 1.1) of Pirelli, were parties to a Research and Development Agreement, dated as of February 1st, 1990 (the "1990 Agreement"), which provided for basic research on high-temperature superconductors to be used in wire and cable products and development work on wire products using high-temperature superconductors; and WHEREAS, ASC, when the 1990 Agreement was entered into, had developed or acquired and had the ownership of or rights to utilize certain proprietary technology relating to superconductors; and


     WHEREAS, CPSA, when the 1990 Agreement was entered into, had developed and had the ownership of certain proprietary technology relating to wire and cable products; and

     WHEREAS, CPSA, pursuant to Section 8.6 of the 1990 Agreement, has assigned to Pirelli all of its rights, title and interest in

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and to the 1990 Agreement; and

     WHEREAS, the research activities under the 1990 Agreement have continued without interruption under an agreement between Pirelli and ASC dated as of January 1, 1994 (the "1994 Agreement"); and

     WHEREAS, Pirelli, prior to the effective date of the 1994 Agreement, had developed and had the ownership of certain proprietary technology relating to wire and cable products; and

     WHEREAS, Pirelli is interested in developing commercially exploitable superconducting wire and line transmission products and accessories using superconductors and such superconductor wires not presently available and in order to do so is willing to support the research and development of such superconductors at ASC; and

     WHEREAS, ASC has carried on and is willing to carry on research and development program on superconducting wires, the goal of which is to produce superconducting wires which are suitable for the production of commercially exploitable superconducting line transmission products; and

     WHEREAS, the parties wish to amend the 1994 Agreement and the terms and conditions for the continued research and development program and to define the ownership of the results of such a program and the rights of exploitation of such results;

     NOW, THEREFORE, for and in consideration of these premises,

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which are part and parcel of this Agreement, and of the mutual covenants and agreements contained in this Agreement, and subject to the terms and conditions set forth in this Agreement, the parties agree as set forth below.


                             Section 1. DEFINITIONS
                             ----------------------

         For the purpose of this Agreement the following capitalized terms have the following meanings:

     1.1 "AFFILIATE" means, as to any Person, another Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person.

     1.2 "AGREEMENT" means this Agreement, including Exhibits 2.1, 2.7, 2.9 and
4.8 with the same effect as if they were incorporated in this Agreement itself.

     1.3 "ASC" means American Superconductor Corporation, a Delaware corporation.

     1.4 "CABLE WIRE" means a Superconductor Wire, designed to transmit electrical power or electrical signals, and to be used in the Field.

     1.5 "CPSA" means Cables Pirelli S.A., an Affiliate of Pirelli.

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     1.6 "CONTRACT TECHNOLOGY" means all Technology:

          (i) conceived, first reduced to practice or developed by ASC alone or in conjunction with any other party;

          (ii) in which ASC has acquired rights other than by reason of this Agreement;

     during the Research and Development Period but before termination or expiration of the Agreement and which has not become Excluded Technology (as defined in Section 1.9).

     1.7 "CONTROL CABLES" means single-core or multi-core cables made up from Cable Wire, with or without a protective sheath, designed and intended to operate at direct current or low frequency alternating current for the purpose of transmitting control signals from an external transmitting point to an apparatus to be controlled, or for transmitting signals from said apparatus to said external transmitting point; provided, however, that for the purposes of this Agreement, Control Cables shall not include cables for the transmission of voice or video signals or digital signals other than digital signals which are transmitted between said external transmitting point and said apparatus.

     1.8 "CURRENT LEADS" means electrical leads made up from superconductors, including but not limited to Materials, and designed to conduct electricity from a source operating at room temperature to a device or equipment operating at lower temperatures.

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     1.9 "EXCLUDED TECHNOLOGY" means any Technology as described in Section
8.5.4.

     1.10 "FAR EAST" means Bangladesh, Burma, Cambodia, China, India, Indonesia, Korea, Laos, Malaysia, the Philippines, Singapore, Taiwan, Thailand and Vietnam.

     1.11 "FIELD" means the field of Line transmission and distribution of (i) electrical power from at least one point to another and (ii) electrical control signals, where "Line transmission and distribution" means transmission and distribution by cable, wire or the like physical link in the form of an elongated conductor which is used to transport electrons, provided however that the Field does not include Other Superconductor Products (as defined in section 1.16).

     1.12 "INCO AGREEMENT" means the agreement, dated June 27, 1988, between ASC and Inco Alloys, Inc. (together with its Affiliates, "Inco"), as that agreement has been or may be amended, extended, modified or superseded.

     1.13 "MAGNET CABLES" means single core or multi core cables made up from Magnet Wires, with or without a protective sheath, which are designed to operate with direct current or alternating current for the purpose of generating magnetic fields.

     1.14 "MAGNET WIRE" means an electrically insulated Superconductor Wire, designed to operate with direct or alternating current and to be used in the manufacture of magnet


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Cables, magnets, coils or other forms or devices for the generation of magnetic fields.

     1.15 "MATERIALS" means superconductor materials and precursors of these materials in raw form such as granules or powder, or in any partially or fully processed form such as Superconductor Wire which can be used, for example, as Cable Wire, Magnet Wire or any other wire, tape, rod, sheet, tube, or arbitrarily shaped superconductor, whether or not clad, and which become superconductive when the temperature thereof is the temperature of liquid nitrogen or higher.

     1.16 "OTHER SUPERCONDUCTOR PRODUCTS" means the following products made from Materials (or other superconductors): Current Leads; Magnet Wire; Magnet Cables; Transmission Current Limiters; Distribution Current Limiters; transformers; power electronic devices; energy storage devices; coils and other devices when used for the generation of magnetic fields; wires or cables made from Superconductor Wire when used for transmission of voice, data, or video signals and which are other than Control Cables.

     1.17 "PERSON" means any individual, partnership, joint venture, corporation, trust, estate or government or any department or agency of a government.

     1.18 "PIRELLI" means Pirelli Cavi S.p.A., a corporation organized under the laws of Italy.

     1.19 "POWER CABLES" means single-core or multi-core cables

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made up from Cable Wires, with or without a protective sheath, and which are designed to operate with direct current, or low frequency (typically 50 to 60
Hz) alternating current for the purpose of transmitting electric power.

     1.20 "PRODUCTS" means any product, composition, method, machinery, apparatus, service or the like which are or will be used in the Field including, but without limitation, Cable Wire, Control Cables, Materials, Power Cables, Superconductor Wire and raw materials or semi-finished products thereof, and any method, composition or apparatus to produce them.

     1.21 "PROGRAM" means Research and Development Program I and any Subsequent Research and Development Program.

     1.22 "PROJECT BOARD" see Section 2.9.

     1.23 "RESEARCH AND DEVELOPMENT PROGRAM I" means the research and development activities that are described in Section 2.

     1.24 "RESEARCH AND DEVELOPMENT PERIOD" means the period prior to September 30, 1999 or prior to the end of period ASC is conducting Research and Development Programs for New Products accepted by Pirelli, whichever is later.

     1.25 "SPECIFICATIONS" means Pirelli's specifications for the electrical, magnetic, geometrical and mechanical characteristics of, as well as their cost objective for, the Cable Wires intended for use in the production of Power Cables, all as currently set forth in EXHIBIT A TO EXHIBIT 2.1, as they may be modified by

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mutual consent of the parties, and the consent of ASC shall not be unreasonably withheld.

     1.26 "SUBSEQUENT RESEARCH AND DEVELOPMENT PROGRAM" means a program for a research and development relevant to the Field proposed by ASC pursuant to
Section 2.17.

     1.27 "SUPERCONDUCTOR WIRE" means a fully reacted length of wire or tape containing superconductor materials and which is designed to transmit either direct or alternating current in the superconducting state.

     1.28 "TECHNOLOGY" means any and all data and information of a Person, whether or not patentable and whether or not copyrightable, including, without limitation, ideas, concepts, formulas, methods, procedures, designs, compositions, plans, applications, specifications (Specifications included), drawings, techniques, processes, research, technical data, know-how, apparatus, equipment, samples, inventions, discoveries, and the like, and financial data, business plans, demonstrations and trade secrets (all whether or not in tangible or oral form) and all intellectual property rights associated therewith, including any of the aforesaid rights available to such Person which such Person is free to disclose and license or sub-license.

     1.29 "TRANSMISSION CURRENT LIMITERS" means current limiting devices for preventing fault overload in a power transmission systems operating at voltages greater than 20KV. Transmission

                                       12

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Current Limiters does not include current limiting devices for preventing fault overload in power distribution systems which operate at voltages equal to or less than 20KV ("Distribution Current Limiters").

     1.30 "1990 AGREEMENT" means the Research and Development Agreement dated as of February 1, 1990 between ASC and CPSA.

     1.31 "1994 AGREEMENT" means the Research and Development Agreement dated as of January 1, 1994 between ASC and Pirelli.

          Section 2. THE PROGRAMS AND THE BUSINESS DEVELOPMENT PLAN
          ---------------------------------------------------------

     2.1 SCOPE OF RESEARCH AND DEVELOPMENT PROGRAMS. The Programs shall consist of research and development activities performed by ASC in cooperation with Pirelli (to which Pirelli has contributed as described in Sections 2.12 and 2.17) and by Pirelli as contemplated in Section 2.2 with the goal of developing Cable Wire which can be used to produce Power and Control Cables. Research and Development Program I is more specifically described in EXHIBIT 2.1.

     2.2 PIRELLI CABLE RESEARCH AND DEVELOPMENT. Pirelli will during the Programs and at its own expense develop, design and experimentally produce prototypes of commercial Power and/or Control Cable(s) utilizing Cable Wire produced by ASC.

     2.3 THE BUSINESS DEVELOPMENT PLAN. Before October 1, 1997

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
or another date mutually agreed by the parties, a Business Development Plan will be performed by Pirelli at its own expense and in cooperation with ASC, consisting of experimental production, investigating market needs, defining technical specifications for Cable Wire and Power and Control Cable(s) meeting such needs, defining price targets, to the extent and along the lines described in Exhibit 2.1, with the goal of developing markets for Power Cables and/or Control Cables.

     2.4 BEST EFFORTS PERFORMANCE. Each party shall use its best efforts to achieve the goals set forth in Sections 2.1, 2.2 and 2.3. In particular, each party shall provide personnel qualified to perform the activities contemplated by Sections 2.1, 2.2 and 2.3 and appropriate resources to enable Research and Development Program I and the Business Development Plan to progress in accordance with the goals and criteria set forth in Exhibit 2.1. During the period extending from 1 October 1995 through 30 September 1999 (or during a shorter period if Pirelli terminates Research and Development Program I before 1 October 1999), ASC shall spend at least US $5,000,000 per year in research and development on superconductor materials, precursors of superconductor materials and/or wire and tape containing superconductor materials, in addition to the amounts paid by Pirelli pursuant to Section 2.12. If ASC cannot demonstrate that it has either (i) spent at least US $5,000,000 as stated above or


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(ii) achieved the milestones defined in Research and Development Program I, ASC shall be considered to have made a material breach of this Agreement.

     2.5 RECIPROCAL DISCLOSURES. Subject to the provisions of Section 7 (Confidentiality), and solely for the purposes of the Programs, each party, to the extent that it now has or hereafter obtains the right to do so, shall make available to the other party all Technology necessary to carry out their obligations under Sections 2.1, 2.2 and 2.3. The rights of either party to use or exploit any Technology other than in the course of the Programs, and the disclosure of Technology other than in and for the purposes of the Programs, shall be as provided in Section 3 and Section 4.

     2.6 CHECK POINTS. During the Programs and during the Business Development Plan a check point in each calendar year shall be established by the parties in order to verify the feasibility, timing and results of the activities undertaken pursuant to that Program. In the event that Pirelli at the time of any check point finds that a Program is not feasible from a technical point of view, Pirelli may terminate its participation in the Program as provided in Section 8.3.

     2.7. PARTICIPATION OF PIRELLI EMPLOYEES. ASC agrees to permit, and to assist Pirelli in making it possible for, up to two (2) qualified technical employees of Pirelli (or of any Affiliate


                                       15

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of Pirelli designated by Pirelli) to participate as researchers in the Programs, preferably for periods not less than 6 months. ASC and Pirelli agree that, during the time in which any such employees are participating in Programs, they shall be employees of Pirelli (or of an Affiliate of Pirelli), and shall not be deemed to be employed by ASC or any of its Affiliates during that time. Pirelli shall pay such employees, salaries and other benefits as additional funding for Programs. As employees of Pirelli, such employees shall have no authority whatsoever to act on behalf of or contractually bind Pirelli or any of its Affiliates. At the end of their participation in Programs, Pirelli shall have the right to appoint additional employees to replace the employees who leave Programs. Each such individual designated by Pirelli shall execute a confidentiality agreement with ASC, in form and substance as set forth in
EXHIBIT 2.7.

     2.8 VISITS. During the Programs, each party may send technical personnel to the other party or receive technical personnel from the other party for consultation on the problems arising from the research and development activities and for discussion of the results of the Programs. The duration and frequency of these consultations and visits shall be determined by informal agreement of the parties, from time to time, as requests may be made therefore, and permission for such visits shall not be unreasonably withheld.


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     2.9 PROJECT BOARD. There is hereby established a Project Review Board (the
"Project Board"), which shall have the responsibility for the management, supervision, approval or disapproval of the research during the Programs and of Program budgets. The Project Board shall be comprised of four members, two appointed by ASC and two appointed by Pirelli. The Project Board's responsibilities, obligations and powers are set forth in EXHIBIT 2.9.

     2.10 PROJECT BOARD MEETINGS. The Project Board shall meet on the dates of the check points established pursuant to Section 2.6 and at such other times as the parties may agree to. Personnel of the parties, other than the Board Members, may be invited to the meetings on the basis of their contribution to the technical problems under discussion. Minutes of each meeting shall be kept and shall be countersigned by one representative of each party within thirty
(30) days after each meeting.

     2.11 RECORDS AND REPORTS. ASC will prepare and maintain full and accurate records and books relating to the progress and status of the Programs, the conception and reduction to practice of the Contract Technology, all financial matters connected therewith, and all expenditures made or costs incurred in connection therewith. These records and books shall be made available at all reasonable times to Pirelli and the Project Board for the purposes of management, supervision and verification of ASC's obligations


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
hereunder. At least once each calendar quarter, within fifteen (15) days after the end of the quarter, ASC will prepare and deliver to Pirelli and the Project Board reports setting forth:

     (a) summaries of the status and progress of then-current Programs;

     (b) all expenditures made or costs incurred in connection therewith; and

     (c) projections of expenditures required in connection with then-current Programs for each of the four calendar quarters following the date of such reports.

     2.12 FUNDING OF RESEARCH AND DEVELOPMENT PROGRAM I AND SUBSEQUENT RESEARCH AND DEVELOPMENT PROGRAMS.

     (a) Pirelli shall, subject to the provisions of Section 8.3 and the timely performance by ASC of all its obligations hereunder, pay to ASC for its performance under Research and Development Program I in each contract year, starting from the effective date of this agreement the following amounts:
            Year 1               Year 2             Year 3            Year 4
            ----------------------------------------------------------------
US$       3,500,000            2,500,000          2,500,000          1,500,000

     Of the amount for Year 1, US $1,000,000 is for research and development work performed prior to October 1, 1995 and US $2,500,000 is for work subsequent to October 1, 1995.

     The above payments shall be invoiced quarterly in advance.

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

With respect to Year 1, the first two payments (in a total amount of $2,000,000 now being due) shall be paid before March 31, 1996, and subsequent payments shall be paid within ninety (90) days of the date of invoice. Payments for Years 2 through 4 shall be made within sixty (60) days of the date of invoice, in accordance with the payment schedule in the projected budget set forth in Exhibit 2.1, as that budget may be reasonably adjusted by the parties with reference to the quarterly projections submitted by ASC pursuant to Section 2.11. All amounts paid by Pirelli pursuant to this Section
2.12 shall be expended for no purpose other than Research and Development Program I unless re-allocated by Pirelli according to Section 2.17. All equipment purchased with such amounts and with the approval of Pirelli shall be the property of ASC. All payment obligations of Pirelli under this Section shall cease upon early termination of this Agreement pursuant to Section 8.3. In the event that Pirelli has made an advance quarterly payment and Research and Development Program I is terminated before the end of a quarter for which payment has been made, ASC shall refund to Pirelli the excess of the quarterly payment above amounts expended prior to the notice of termination and amounts reasonably required to terminate the Program after such notice has been given unless Pirelli has not re-allocated funding in accordance with Section 2.17.

     (b) The funding to be provided by Pirelli for a Subsequent


                                       19

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Research and Development Program shall be as follows:

     (i) 25% of the cost relating thereto; or

     (ii) such different percentage the parties may establish as set forth below;

     PROVIDED HOWEVER that ASC shall make available funding for the development of Technology relevant to such Program at a level that is not less than Pirelli's contribution under the Program, which calculation shall not take into account any funding received by ASC from third parties on specific programs outside and not relevant to the Field.

     The above joint funding by Pirelli and ASC of such Program is to be proportional to the projected business in the Field utilizing the Technology relative to the total projected business utilizing the Technology. The initial funding shall be as provided in (b) (i) above unless the parties agree otherwise. Thereafter, within the month of February each year the parties shall discuss in good faith if there are elements at hand which may lead to the determination of the value of the business in the Field related to the total business to which the Technology in question relates. If the parties determine to establish a different percentage then the funding, from the date of such determination, shall be amended accordingly.

     If the parties cannot agree on the percentage to be provided by Pirelli, either party may request that the relevant percentage, based on the above criteria, be defined by an independent expert agreed upon by the parties or, failing such agreement, by the President of the American Arbitration Association, at the request of either party.


     2.13 CERTAIN ASC RESEARCH PROJECTS NOT INVOLVING POWER OR CONTROL CABLES. During the Research and Development Period, prior to entering into any relationship with any third party concerning research directed to the development, manufacture, installation or operation of products which are designed to be used for transmission of voice, data or video signals, ASC shall give Pirelli notice of its intent to enter a relationship with a third party, and, if requested by Pirelli, Pirelli and ASC shall attempt, in good faith, to agree upon a similar relationship between the two of them. If Pirelli does not request such negotiation, or, after good faith negotiations by ASC and Pirelli agreement on the terms of the relationship is not reached within six months of ASC's notice, ASC shall have the right to enter into such a relationship with a third party at any time during the subsequent 24-month period. If ASC does not enter into a written agreement with such third party within that 24-month period, ASC's right to enter into such an agreement shall cease and Pirelli shall again have the right of first negotiation, described above, as to any such proposed subsequent relationship.

     2.14 OTHER ASC RESEARCH PROJECTS INVOLVING POWER CABLES.

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Without the prior written consent of Pirelli, during the Research and
Development Period ASC shall not enter into any other agreement or other arrangement concerning participation in, funding of, or any partnership, joint venture or similar relationship involving, ASC research activities directed specifically to the Field with:

     (a) a utility whose business includes the generation and/or distribution of electricity,

     (b) any person or company, or through an affiliate or company, engaged in the manufacture and sale of Cable Wire, Control Cables or Power Cables, or

     (c) any organization involved in Cable Wire, Control Cable or Power Cable research.

     This Section 2.14 shall not affect the right of ASC to enter into any agreement with any person or company outside the Field, but during the Research and Development Period ASC shall inform Pirelli of any proposed agreement with a party within (a) through (c) above prior to entering into the same.

     2.15 RESEARCH PROJECT RELATING TO TRANSMISSION CURRENT LIMITERS. Not later than 1 June 1996, ASC shall provide Pirelli a proposal for a new separately funded program to be carried out by the parties for the research and development and commercial exploitation of Transmission Current Limiters. Thereafter, the parties will negotiate in good faith with respect to an agreement for the research and development and commercial exploitation of Transmission Current Limiters. If the parties fail to reach such agreement within three (3) months from the date ASC provides its proposal to Pirelli, then ASC shall be free to negotiate also with third parties provided that ASC hereby grants Pirelli a first refusal right to enter into any such agreement. ASC shall, before consummating any such agreement with a third party, give Pirelli notice (a "License Notice") containing a copy of the proposed agreement with such third party relating to the Transmission Current Limiters. Pirelli shall have a period of ninety (90) days following the License Notice in which to exercise its right of first refusal. If Pirelli does not exercise its right of first refusal within the applicable time, ASC shall be free to consummate such arrangement with the relevant third party; provided the transaction is consummated without any material changes which are more favorable to such third party than the terms specified in the License Notice.

     2.16 CLEARANCE.

     (a) The parties shall, before June 30, 1997, jointly perform a patent clearance of Contract Technology.

     (b) ASC shall, during the term of this Agreement, inform Pirelli of any third party industrial property rights known to it that may be relevant to the activities of ASC in the Field or to the rights granted to Pirelli in Section 4.1.


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



     (c) ASC shall, promptly after the date of this Agreement, inform Pirelli of the existence of any third party know-how or intellectual property rights relating to the Field available to it which it cannot disclose or license to Pirelli and provide Pirelli evidence in support of such information.

     (d) ASC Undertakes not to knowingly direct a Program in a way which would result in Contract Technology being dependent on third party's intellectual property right, unless ASC has either (i) disclosed to Pirelli all the relevant information known to it with respect to such third party intellectual property rights and any related negotiations or agreements, or (ii) succeeded in obtaining licenses from such third parties relating to such rights, including the right to grant Pirelli a sub-license to the extent necessary to exercise the rights granted in Section 4.1.

     2.17 PIRELLI OPTION FOR ADDITIONAL RESEARCH AND DEVELOPMENT IN THE FIELD.

     (a) If ASC, during the term of this Agreement, becomes aware of Technology which has potential applications in the Field or if ASC begins exploratory research and development concerning such Technology, itself, in collaboration with or through third parties, then ASC shall promptly inform Pirelli. When ASC has concluded that the Technology has a potential for Product applications in the Field, a research and development proposal for a Subsequent Research and Development Program shall be submitted to Pirelli. Such proposal shall contain a detailed written program, including:
(i) a proposed statement of work; (ii) an analysis of the potential advantages of the proposed activities with respect to the Technology being developed under Research and Development Program I or the then existing Subsequent Research and Development Programs; (iii) to the extent feasible, an analysis of ASC's and any third party's intellectual property rights relating to the proposed activities and the exploitation of the resulting products which is known to ASC; (iv) milestones; (v) and projected costs for such Program.

     (b) If Pirelli accepts to fund a Subsequent Research and Development Program the following shall apply:

          (i) the terms and conditions of this Agreement shall apply to such Subsequent Research and Development Program;

          (ii) the funding to be provided by Pirelli for such Subsequent Research and Development Program may be in addition to the funding provided for Research and Development Program I pursuant to Section 2.12 or be provided by allocating, wholly or partly, the funding under Section 2.12 to such Subsequent Research and Development Program.

     (c) If Pirelli elects not to participate in the funding of a proposal for a Subsequent Research and Development Program the following shall apply:

          (i) ASC shall have the right to pursue such Subsequent

Research and Development Program itself at its own expense, but ASC's right to accept funding of such Subsequent Research and Development Program from any third party is subject to the provisions of Section 2.14;

          (ii) ASC shall from time to time inform Pirelli of the results of its research and development relating to such Subsequent Research and Development Program;

          (iii) Pirelli shall, for a period of four (4) years from the date of the proposal in section (a) above, have the right to participate in the funding of such Subsequent Research and Development Program. If Pirelli makes such election then Pirelli shall, in addition to the funding going forward calculated in accordance with Section 2.12 (b), make a payment to ASC for the activities undertaken by ASC prior to such election equal to the cost of such Subsequent Research and Development Program up to the date of such election calculated in accordance with Section 2.12 (b) multiplied by a factor of 1,5;

          (iv) upon Pirelli exercising the right in Section (c) (iii) the provisions of Section (b) shall apply to such Subsequent Research and Development Program;

     (d) if Pirelli has not exercised the right in Section (c) (iii) within the period stated therein the provisions of Section 8.5.4 shall apply to such Subsequent Research and Development Program.

              Section 3. OWNERSHIP OF RESEARCH AND DEVELOPMENT
              ------------------------------------------------

                               PROGRAM RESULTS
                               ---------------

     3.1 OWNERSHIP OF CONTRACT TECHNOLOGY.

     (a) ASC shall own all Contract Technology, except as provided in Section
3.1 b., but Pirelli shall have exclusive rights in all such Contract Technology in the Field as provided in Section 4.

     (b) Pirelli shall own Contract Technology developed in the course of a Program directed specifically to the design and manufacture of Power Cables and Control Cables, but ASC shall have the exclusive, irrevocable and royalty-free right to use all such Contract Technology outside the Field.

     3.2 COOPERATION. Subject to Sections 3.3 and 7, ASC and Pirelli shall provide each other with all Technology which is useful or needed to obtain patents directed to Contract Technology owned by the other party in any country according to the patent laws of the countries where the patent protection is sought by the other party; including under any international patent convention such as the Paris Convention, the Patent Cooperation Treaty or the European Patent Convention. Prior to the filing by one party or its Affiliate of a patent application containing information as to Technology of the other party, such one party shall provide to such other party a copy of the proposed patent application at least thirty (30) business days prior to the proposed filing date of or earliest bar date for such application, and unless such one party has received the consent of the such other party or its Affiliate (which consent shall not unreasonably be withheld, provided that it shall not be unreasonable for ASC to withhold consent to disclosure in a patent application of Technology owned by ASC relating to the manufacture, but not to the specifications, properties or characteristics, of Cable Wires or Superconductor Wires, and provided further that it shall not be unreasonable for Pirelli to withhold consent to disclosure in a patent application of Technology owned by Pirelli relating to the manufacture, but not to the specifications properties or characteristics, of Power Cables or Control Cables), or has met the conditions of Section 3.3, such one party shall not file such proposed application.

     3.3 CONFIDENTIALITY RESTRICTION. Neither party shall disclose any Technology received from the other party, or otherwise disclose any such Technology of the other party in a patent application or in connection with the filing or prosecution of any patent application or the defense or enforcement of any patent except: (i) as permitted by Section 7, and (ii) to the extent that one party or its Affiliate has included any such Technology in a patent application filed by such one party or its Affiliate, such Technology may be included in applications filed by the other party or its Affiliates.

     If in the judgment of the other party it is necessary to include any Technology of such one party in a patent application, the other party will so inform such one party, and the parties will consult in good faith to attempt to resolve whether such Technology may be so included.

                       Section 4. EXPLOITATION RIGHTS
                       ------------------------------

     4.1 PIRELLI'S EXPLOITATION RIGHTS.

     (a) ASC grants Pirelli and Pirelli's Affiliates the worldwide, irrevocable, royalty-bearing, exclusive license in the Field, to use Contract Technology to manufacture, have manufactured, use and sell the Products.

     (b) Pirelli shall have the right in the Field to sub-license any ASC patent rights included in Contract Technology licensed to Pirelli pursuant to Section
4.1 a. Pirelli will notify ASC before entering into formal negotiations with any third party with respect to grant of sub-licenses hereunder, will keep ASC constantly and fully informed with respect to any such negotiations under specific ASC patent rights, and allow representatives of ASC to consult with Pirelli's attorneys with respect to all aspects of such negotiations, provided however that the foregoing shall not limit Pirelli's rights to conduct preliminary discussions with third parties relating to sub-licensing hereunder without prior notice to ASC. If the third party grants any rights to Pirelli pursuant to such negotiations, Pirelli shall use its best efforts to ensure that such rights inure to the benefit of ASC, ASC Affiliates, and joint ventures to which ASC is a party at least to the extent that they include rights to manufacture, use or sell any Products.

     (c) Pirelli shall not knowingly sell Cable Wire, Superconductor Wire or Materials to customers who intend to use them outside the Field. To the extent it is reasonably practicable, Pirelli shall sell Cable Wire, Superconductor Wire or Materials that potentially have applications outside the Field only under an express agreement limiting the use thereof to use in the Field. If use outside the Field has occurred notwithstanding the provisions of this Section, Pirelli shall supply to ASC all data and information relating sales to a party making such use as ASC may reasonably require to enforce its rights hereunder.

     4.2 ASC'S EXPLOITATION RIGHTS.

     (a) Pirelli grants to ASC, ASC's Affiliates, and any joint venture in which ASC or ASC's Affiliates hold an interest, the exclusive, irrevocable and royalty-free license, under all rights now and hereafter granted to Pirelli pursuant to Section 4.1, to use Contract Technology in the Field:

     (i) to manufacture Cable Wire in Canada, the United States of America, Mexico, Japan and the Far East, subject to Sections

4.1(b), 4.3 and 4.4;

     (ii) to sell such Cable Wire in and for use in Canada, the United States of America and Mexico exclusively to Pirelli and Pirelli's Affiliates, who shall purchase such Cable Wire for use in Canada, the United States of America and Mexico only from ASC or ASC's Affiliates or, at ASC's option, a joint venture in which ASC or ASC's Affiliates hold an interest, subject to Sections 4.1(b), 4.6,
4.8 and 8.5.3;

     (iii) to sell such Cable Wire in Japan for use in the domestic market of Japan, subject to the provisions of Sections 4.1(b) and 4.3;

     (iv) to sell such Cable Wire in and for use in the Far East exclusively to Pirelli and Pirelli's Affiliates who shall purchase such Cable Wire for use in Products sold in the Far East only from ASC, ASC Affiliates or manufacturing operations established pursuant to Sections 4.1(b), 4.3, 4.4 or 4.5.

     (b) Nothing in this Agreement shall limit ASC's right to manufacture, use or sell Materials or Superconductor Wire for any application which is not in the Field. ASC shall not knowingly sell Materials or Superconductor Wire to customers (other than Pirelli) who intend to use such Materials or Superconductor Wire in the Field. To the extent it is reasonably practicable, ASC shall sell Materials or Superconductor Wire that potentially have applications in the Field only under an express agreement limiting the use thereof to use outside the Field. If use in the Field has occurred notwithstanding the provisions of this Section, ASC shall supply to Pirelli all data and information relating sales to a party making such use as Pirelli may reasonably require to enforce its rights hereunder.

     4.3 MANUFACTURING AND SUB-LICENSING IN JAPAN.

Notwithstanding the provisions of Sections 4.1 and 4.2:

     (a) MANUFACTURE OF CABLE WIRE. Any manufacturing of Cable Wire in Japan by a joint venture in which ASC or ASC Affiliates hold an interest shall be by such a venture in which ASC and/or ASC Affiliates, alone or in combination with Pirelli and/or Pirelli Affiliates, hold a majority interest;

     (b) PIRELLI RIGHTS. Pirelli may grant any third party in Japan non-exclusive rights in the Field under any patent rights included in Contract Technology;

     (c) SUB-LICENSING FOR CONTROL AND POWER CABLES. Pirelli will, at the request of ASC, grant customers in Japan of ASC, ASC Affiliates, or joint ventures in which ASC or ASC Affiliates hold an interest, a royalty-free, non-exclusive, sub-license under any patent rights included in the Contract Technology to use Cable Wire in Power and Control Cables in the domestic market of Japan, provided that Pirelli shall not be obliged to grant any such sub-license unless any such customer, at the request of Pirelli, has disclosed to Pirelli all patent rights available to it at the time that ASC's request is made relating to Cable Wire and Power and Control Cables, and, at the request of Pirelli, has granted Pirelli non-exclusive, royalty-free rights under such patent rights to use Cable Wire in Control or Power Cables in the domestic market of Japan. For the avoidance of doubt it is hereby declared that nothing contained in this Agreement shall constitute an obligation on Pirelli to grant licenses under any patent rights owned by it or its Affiliates relating to Power and Control Cables.

     4.4 MANUFACTURING IN CANADA THE UNITED STATES OF AMERICA AND MEXICO AND THE FAR EAST.

     (a) CANADA, THE UNITED STATES OF AMERICA AND MEXICO. In the event that ASC decides to establish a separate manufacturing facility exclusively for the manufacture of Cable Wire in Canada, the United States of America or Mexico, Pirelli and ASC agree to investigate in good faith the potential for Pirelli's participation in the manufacturing of Cable Wire in Canada, the United States of America or Mexico through a minority interest in such facility. ASC shall have the right to sub-license the rights granted in Section 4.2 a. to such a manufacturing operation. Such sub-license shall be a royalty-bearing license and may include the right to use any Contract Technology licensed to ASC under
Section 4.2 a.

     (b) THE FAR EAST. If the opportunity to establish manufacturing facilities for the production of Cable Wire in the Far East shall be identified by ASC or be offered to ASC by a third party, then ASC shall promptly notify Pirelli of such opportunity and, within sixty (60) days of such notification, Pirelli may elect to have such Cable Wire manufactured by a joint operation controlled by ASC in which ASC shall have a majority interest if permitted by law, and otherwise an interest greater than that of any other single participant, and in which Pirelli also shall have an interest. ASC shall have the right to sub-license the rights granted in
Section 4.2 a. to such a manufacturing operation. Such sub-license shall be a royalty-bearing license and may include the right to use any Contract Technology licensed to ASC under Section 4.2 a. in the manufacture of Cable Wire. Such manufacturing operation shall sell such Cable Wire to third parties only for use in the domestic market of Japan, as provided in Section 4.2 a., or to Pirelli and Pirelli's Affiliates.

        4.5 MANUFACTURING OUTSIDE CANADA, THE UNITED STATES OF AMERICA, MEXICO, JAPAN AND THE FAR EAST. Notwithstanding the provisions of section 4.1, Pirelli shall, subject to Section 4.8, purchase from ASC or ASC Affiliates, in the aggregate, acumulative total of at least US $10,000,000 (ten million US dollars) of Cable Wire for use in Control Cable and Power Cables to be sold outside Canada, the United States of America, Japan,

Mexico and the Far East prior to commencing commercial manufacture of Cable Wire pursuant to the license in Section 4.1 itself or through any Affiliate. ASC shall have the right to participate, and at its request may participate, in any such manufacturing of such Cable Wire by a joint Pirelli-ASC venture in which ASC has a minority interest, the terms and conditions of such joint venture and the extent of ASC's interest therein to be determined by subsequent negotiations between the parties, the conduct of such negotiations shall not delay any activities in relation to the setting up of such manufacturing. In any event, however, Pirelli and ASC agree to investigate in good faith the potential for the supply of partially processed Materials, such as billets or rods, for use in the manufacture of such Cable Wire employing a metallic precursor process from ASC or a joint venture including ASC and Inco, to the extent that ASC or such joint venture can supply such partially processed Materials on reasonable commercial terms.

     4.6 EXCLUSIVE SUPPLY; PRESERVATION OF PIRELLI'S SUPPLY

     (a) Pirelli agrees that Pirelli and Pirelli Affiliates will purchase from ASC, ASC Affiliates, and joint ventures (other than manufacturing operations established pursuant to Section 4.5) in which ASC or ASC Affiliates have an interest Pirelli's and Pirelli Affiliates' requirements for Cable Wire utilizing or covered by any Contract Technology ("Contract Technology Cable Wire") as follows:

          (i) Pirelli's and Pirelli Affiliates' requirements for Contract Technology Cable Wire used or sold in Canada, the United States of America, and Mexico,

          (ii) To the extent that such requirements are not purchased from manufacturing operations established pursuant to Section 4.5, Pirelli's and Pirelli Affiliates' requirements for Contract Technology Cable Wire used or sold in the Far East and Japan, and

          (iii) To the extent that such requirements are not purchased from manufacturing operations established pursuant to Section 4.5, Pirelli's and Pirelli Affiliates' requirements for Contract Technology Cable Wire used or sold outside Canada, the United States of America, Canada, Mexico, Japan and the Far East.

     (b) ASC shall, with respect to the countries and geographical areas of
Section 4.6 a. supply to Pirelli and Pirelli's Affiliates all the quantities for Contract Technology Cable Wire that may be ordered by them under this Agreement. Two years before the expected commencement of commercial sales, the parties will develop a procedure to be followed for forecasting and meeting the needs of Pirelli of such Cable Wire to be manufactured by ASC, ASC Affiliates and any joint venture (other than manufacturing operations established pursuant to Section 4.5) in which ASC or ASC Affiliates hold an interest and supplied to Pirelli and Pirelli Affiliates pursuant to Section 4.6 a. and for forecasting the facility requirements of ASC for such supplies of such Cable Wire on an on-going basis. If ASC, ASC Affiliates or such joint ventures thereafter (i) do not together commit to supply all requirements of such Cable Wire meeting the Specifications for use in Products to be sold in Canada, the United States of America and Mexico for a given calendar year, (ii) do not together commit to supply all requirements (other than requirements provided by manufacturing operations established pursuant to Section 4.5) of such Cable Wire for use in Products to be sold in the Far East or Japan by Pirelli and Pirelli Affiliates for a given calendar year, (iii) do not together commit to supply all requirements (other than requirements provided by manufacturing operations established pursuant to Section 4.5) for such Cable Wire for use in Products to be sold outside Canada, the United States of America, Canada, Mexico, Japan and the Far East for a given calendar year, or (iv) having committed to supply a particular quantity of such Cable Wire to Pirelli or Pirelli's Affiliates for a given calendar year, fail to supply at least 80% of that amount as ordered by Pirelli and Pirelli's Affiliates, then Pirelli may, notwithstanding the provisions of Sections 4.2, 4.5 and 4.6 a., (i) import such Cable Wire from manufacturing operations established pursuant to Section 4.5 during the period of shortage to make up for the resulting shortage or (ii) purchase such Cable Wire from other sources in the relevant territory, provided that to the extent Pirelli purchases any Contract Technology Cable Wire from other sources Pirelli will pay ASC a royalty with respect to such Cable Wire at the royalty rate specified in Section 4.12.

     (c) If, in any calendar year, Pirelli, Pirelli Affiliates and Pirelli joint ventures (other than joint Pirelli-ASC joint ventures authorized by Section 4) obtain less than all of their requirements of Contract Technology Cable Wire from ASC, ASC Affiliates, joint Pirelli-ASC joint ventures authorized by Section 4 or manufacturing operations established pursuant to Section 4.5. Pirelli will pay ASC a royalty with respect to all Contract Technology Cable Wire obtained from anyone other than ASC, ASC Affiliates, joint Pirelli-ASC joint ventures authorized by Section 4 or manufacturing operations established pursuant to
Section 4.5. The royalty shall be paid at the royalty rates specified in section
4.12 with respect to the first 5% of such requirements of Contract Technology Cable Wire obtained from such others and, only with respect to the royalty rate specified in section 4.12 (b) for royalties to ASC, at 150% of such royalty with respect to all other Contract Technology Cable Wire obtained from such others.

     (d) The provisions of Section 4.6 c. shall not apply to the extent that the failure of Pirelli, Pirelli Affiliates and Pirelli joint ventures (other than joint Pirelli-ASC joint ventures authorized by Section 4) is caused by ASC's failure to commit to supply or to supply cable wire as provided in Section 4.6 b.

     4.7 IRREVOCABILITY OF PIRELLI'S EXPLOITATION RIGHTS.

     (a) It is agreed and understood that the rights granted to Pirelli in section 4.1, shall not and cannot be revoked, voided, or rescinded for any reason whatsoever in consideration of the financing of the Programs provided by Pirelli under this Agreement, the 1990 Agreement and the 1994 Agreement. ASC's sole remedy in case of Pirelli's breach of any of the provisions of this Agreement shall be limited to the recovery of any damages, if applicable, and of any payments due hereunder, plus interest on any sum recovered. ASC waives any claims or rights to seek recision of this Agreement.

     (b) If Pirelli terminates this Agreement as provided in section 8.5.2 the rights granted to Pirelli shall be modified as provided in Section 8.5.2.

     4.8 PRICE OF CABLE WIRE. The price at which Cable Wire shall be sold by ASC and ASC Affiliates and purchased by Pirelli for commercial applications pursuant to this Section 4 shall be determined by the parties within two (2) years from the date of this Agreement in accordance with SCHEDULE 4.8 attached hereto.

     4.9 SALES OF SUPERCONDUCTOR WIRE TO PIRELLI. In consideration of the contribution made by Pirelli through the 1990 and 1994 Agreements, Pirelli and its Affiliates shall have the right, in any year following the first year in which ASC and its Affiliates sell at least US $7,500,000 (seven and one-half million US dollars) worth of Magnet Wire in Europe, to purchase from ASC and its Affiliates Superconductor Wire to be used in the manufacture of Magnet Wire and to sell Magnet Wire only in Europe. The price and other terms for the sale of Superconductor Wire to Pirelli pursuant to this Section 4.9 shall be determined by future agreement between the parties, but in any case shall be at least as favorable to Pirelli as those on which Superconductor Wire in similar quantities and under similar conditions is sold by ASC to third parties.

     4.10 SUBLICENSE OF RIGHTS UNDER INCO AGREEMENT. In connection with the joint ventures authorized by Section 4.5 or the license granted under Section
4.1 and to the extent it is permitted to do so, ASC will offer to sublicense the wire forming technology, licensed to it pursuant to the Inco Agreement, to Pirelli, Pirelli Affiliates, Pirelli's sub-licensees or Pirelli joint ventures authorized by Section 4.5; and Pirelli, Pirelli Affiliates, Pirelli's sub-licensees and Pirelli joint ventures authorized by Section 4.5 may accept such sublicenses on the terms required by the Inco Agreement as needed in connection with their manufacture and sale of Products.

     4.11 ADDITIONAL LICENSES. In connection with the license granted pursuant to Section 4.1 and to the extent it is permitted to do so, ASC will exercise its best efforts to cause its licensors of Contract Technology to grant to Pirelli or Pirelli Affiliates, such rights as may be required by Pirelli or Pirelli Affiliates, to exercise the rights in the Field granted herein. ASC shall, within thirty (30) days after the execution of this Agreement, supply Pirelli with a list of any such licenses, and shall up-date such list twice per year before June 30 and December 31. If ASC, notwithstanding exercising its best efforts, is unable to secure such rights for Pirelli or Pirelli's Affiliates it shall promptly inform Pirelli giving full details relating to the arrangement in question.

     4.12 ROYALTY AMOUNTS. Under any royalty-bearing license granted pursuant to
Section 4.1 to Pirelli, Pirelli's Affiliates, or Pirelli joint ventures authorized by Section 4.5, Pirelli will pay ASC royalties with respect to Products (other than Control Cables or Power Cables) used or sold by or on behalf of the relevant licensee, provided however that no royalty shall be payable in relation to the use or sale of such Products purchased from ASC or ASC Affiliates. The royalties shall be paid in an amount including (a) the aggregate royalties payable by ASC to third parties with respect to the exercise by or on behalf of the licensee of any rights sublicensed to the relevant licensee hereunder (such payments required by any existing agreements of ASC to be disclosed within ninety (90) days after the date of this

                             CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
                                    WITH THE SECURITIES AND EXCHANGE COMMISSION.
                                                ASTERISKS DENOTE SUCH OMISSIONS.

Agreement and any payments required by future agreements of ASC to be disclosed promptly after the execution of such agreements, subject to the provisions of Section 2.16) and (b) a royalty with respect to Products (other than Control Cables or Power Cables) used or sold by or on behalf of the relevant licensee calculated from the net sales price of Products (other than Control Cables or Power Cables) at a rate of **** of the net sales price for Products (other than Control Cables or Power Cables) sold by or on behalf of the licensee up to US $10,000,000 (ten million US dollars) in any year, and **** of the net sales price for any excess over US $10,000,000 (ten million US dollars) in Product (other than Control Cables or Power Cables) sales in any year. The net sales price for any sale to a party which is neither Pirelli nor a Pirelli Affiliate shall be defined as the gross sales price less (i) normal sales discounts (ii) allowances for defective products, (iii) freight, (iv) insurance,
(v) packing, (vi) commissions, and (vii) any value added or other taxes levied on the manufacture or the sale. The net sales price for any sale to Pirelli or a Pirelli Affiliate shall be defined as the net sales price for the most recent sale to a party which is neither Pirelli nor a Pirelli Affiliate involving similar types and quantities of Products (other than Control Cables or Power Cables). In the event that a net sales price cannot be established in this manner, the applicable net sales price will be

                             CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
                                    WITH THE SECURITIES AND EXCHANGE COMMISSION.
                                                ASTERISKS DENOTE SUCH OMISSIONS.


negotiated in good faith by the parties, and if the parties cannot, in good faith, agree on an applicable price, for the purpose of settling such dispute only, royalties will be payable by the licensee at the royalty rate specified above multiplied by *************************** of the direct manufacturing costs (including, without limitation, materials, labor and energy) of the Products (other than Control Cables or Power Cables) sold, however, the **** of the direct manufacturing costs shall not be used for any other purpose, including determining the net sales price of Products (other than Control Cables or Power Cables).

     It is understood that only one royalty under this Section shall be payable in respect of any Product and that royalty shall accrue on the Product sold by Pirelli, Pirelli's Affiliates, or Pirelli joint ventures authorized by Section
4.5 to a third party, except that the royalty due on sale of Cable Wire should accrue on its sale to either a third party or to Pirelli or a Pirelli Affiliate as provided in this Section 4.12.

     4.13 TRANSFER COSTS. Pirelli shall reimburse ASC its reasonable expenses, including salaries and other reasonable and customary benefits of ASC personnel, for the implementation of the licenses granted pursuant to Section 4.1, of Contract Technology relating to facilities, equipment and processes employed in ASC's manufacture of Cable Wire.

     4.14 DISCLOSURE OF TECHNOLOGY AND TECHNICAL ASSISTANCE BY

ASC. In connection with the license granted pursuant to Section 4.1, ASC shall disclose to Pirelli, on a continuing basis, such licensed Contract Technology as it exists from time to time during the term of this Agreement as may be necessary or useful for Pirelli to exercise such rights and shall, at the request of Pirelli, provide reasonable technical assistance as hereinafter provided.

     The disclosure of Technology by ASC, for use by Pirelli in connection with the exploitation of Pirelli's rights under this Section 4, shall take place through exchange of written reports, personal meetings, visits of Pirelli personnel to the facilities of ASC and/or ASC's Affiliates and ASC allowing Pirelli access to and the right to review and copy documents, interview personnel of ASC etc., at reasonable intervals, during normal office hours and with reasonable prior written notice.

     ASC shall, at the request of Pirelli, provide Pirelli with Contract Technology and technical assistance as reasonably required to permit Pirelli to exercise the rights granted in section 4.1 through:

          (a) supply of technical information such as, without limitation, drawings, blue-prints, raw material and technical specifications, machinery, equipment and plant designs, manufacturing data and procedures, maintenance procedures, manuals, list of suppliers, quality control and waste handling;

          (b) training of Pirelli personnel in the facilities of ASC;

          (c) technical assistance as reasonably requested by Pirelli by ASC's personnel at the facilities of Pirelli, including assistance for installation and commissioning of the first plant of Pirelli;

     (d) as reasonably requested by Pirelli, periodic visits of ASC's technicians to Pirelli facilities for reasonable periods of time (e.g. visits by two technicians each for a period of two days once every six (6) months) to meet with Pirelli's technicians to discuss the techniques for the manufacture of Cable Wire and the maintenance of the equipment for such manufacture;

     (e) reasonable availability of ASC's technicians to answer questions and solve problems that Pirelli may submit in writing or by phone.

     The duration and timing of the technical assistance and the training shall be defined by the parties in good faith negotiations, provided that Pirelli shall, prior to starting its own production, have the right to send up to ten
(10) technicians to any Cable Wire manufacturing facility of ASC or ASC's Affiliates or, if ASC or its Affiliates have no such facility, the manufacturing facility of a joint venture of ASC, for a period of up to six (6) months each to receive training, and further provided that ASC shall provide reasonable technical assistance for a period of six (6) months to the first facility constructed by Pirelli, Pirelli's Affiliates or Pirelli-ASC joint ventures to provide assistance in the installation and commissioning of such facility for the manufacture of Cable Wire.

     As provided in section 4.14, Pirelli shall pay all of ASC's reasonable expenses in connection with any and all technical assistance, training and transfer of information envisaged or provided for under this Section 4.15.

     Pirelli may from time to time supply to ASC data and information relating to its manufacturing techniques relating to Cable Wire as required to permit ASC to supply Pirelli and Pirelli's Affiliates with Cable Wire of similar quality as the Cable Wire produced by Pirelli.

                SECTION 5. 1990 AGREEMENT AND THE 1994 AGREEMENT

     5.1 PARTIAL TERMINATION OF THE 1990 AGREEMENT. The 1990 Agreement shall terminate upon payment to ASC of all payments due to ASC from Pirelli under the 1990 Agreement, and thereafter shall have no further legal effect except that the following provisions of the 1990 Agreement shall remain in effect: Article II, Section 2.13 (RIGHTS AND OBLIGATIONS OF CLOSE OF RESEARCH PROGRAM) and, to the extent required by Section 2.13, Article I (Definitions) and Article III (NEW TECHNOLOGY). ASC agrees that it has received from Pirelli all payments due to ASC from Pirelli under the 1990 Agreement.

     5.2 PARTIAL TERMINATION OF THE 1994 AGREEMENT. The 1994 Agreement shall terminate upon payments to ASC of all payments due to ASC from Pirelli under the 1994 Agreement, and therefore shall have no further legal effect except that the following provisions of the 1994 Agreement shall remain in effect: Section 3.1 and 3.2; Article 1 (Definitions); and Article 7 (Confidentiality).

                    SECTION 6. REPRESENTATIONS AND WARRANTIES

     6.1 REPRESENTATIONS AND WARRANTIES OF PIRELLI. Pirelli represents and warrants to ASC as follows:

          6.1.1 ORGANIZATION AND AUTHORITY. Pirelli is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Italy and has full corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Pirelli is qualified and in good standing as a foreign corporation doing business in all jurisdictions where failure to so qualify would have a material adverse effect on its business and/or assets. Pirelli has full corporate power and authority to enter into and perform its obligations under this Agreement in accordance with its terms.

          6.1.2 AUTHORIZATION; NO VIOLATION. The execution, delivery and performance of this Agreement by Pirelli have been duly authorized by all requisite corporate action of Pirelli, and this Agreement constitutes the valid and binding obligation of

Pirelli, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the performance by Pirelli of its obligations hereunder shall (i) violate any provision of its Certificate of Incorporation or by-laws; (ii) violate, conflict with, or result in the breach or termination of any agreement or instrument to which Pirelli is a party or by which it is bound, which breach or termination would adversely affect Pirelli's ability to perform its obligations under this Agreement; (iii) violate any judgment, order, injunction, decree or award against, or binding upon, Pirelli; or, (iv) constitute a violation by Pirelli of any law, directive or regulation of any jurisdiction.

          6.1.3 APPROVALS AND CONSENTS. The execution and delivery of this Agreement and the performance by Pirelli of its obligations hereunder do not require notice to, or the approval or consent of, any third party, including without limitation any educational institution, or governmental or other regulatory agency, except as provided in section 9.15.

     6.2 REPRESENTATIONS AND WARRANTIES OF ASC. ASC represents and warrants to Pirelli as follows:

          6.2.1 ORGANIZATION AND AUTHORITY. ASC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. ASC is qualified and in good standing as a foreign corporation doing business in all jurisdictions where failure to so qualify would have a material adverse effect on its business and/or assets. ASC has full corporate power and authority to enter into and perform its obligations under this Agreement in accordance with its terms.

          6.2.2 AUTHORIZATION; NO VIOLATION. The execution, delivery and performance of this Agreement by ASC has been duly authorized by all requisite corporate action of ASC, and this Agreement constitutes the valid and binding obligation of ASC, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the performance by ASC of its obligations hereunder shall (i) violate any provision of its Certificate of Incorporation or by-laws; (ii) violate, conflict with or result in the breach or termination of any agreement or instrument to which ASC is a party or by which it is bound, which breach or termination would adversely affect ASC's ability to perform its obligations under this Agreement; (iii) violate any judgment, order, injunction, decree or award against, or binding upon, ASC; or, (iv) constitute a violation by ASC of any law, directive, or regulation of any jurisdiction.

          6.2.3 APPROVAL AND CONSENTS. The execution and delivery of this Agreement and the performance by ASC of its obligations hereunder do not require notice to, or the approval or consent of, any third party, including without limitation any governmental or other regulatory agency, except as provided in section 9.15.

          6.2.4 THIRD PARTY AGREEMENTS AND INTELLECTUAL PROPERTY RIGHTS. ASC has obtained certain intellectual property licenses from third parties and to the extent that it is permitted to do so by such licenses, it will sublicense to Pirelli and its Affiliates on reasonable terms any intellectual property covered by those licenses which is necessary in order for Pirelli or its Affiliates to exercise the rights which Pirelli and its Affiliates have received or are to receive under this Agreement. Any Cable Wire sold by ASC to Pirelli shall be sold free of any claim by any third party with which ASC has any agreement that the sale is in breach of such agreement, and from any claim by any third party licensor of ASC with respect to any intellectual property licensed to ASC by such licensor.

                           SECTION 7. CONFIDENTIALITY

     7.1 OBLIGATION TO MAINTAIN SECRECY. Each party undertakes to keep secret and confidential and to use only as provided in this Agreement, all Technology disclosed to it by the other party during the term of this Agreement.

     7.2 EXCEPTIONS. Notwithstanding the provisions of Section 7.1, a party receiving Technology from the other party may disclose such Technology:

          (a) pursuant to an order or judgment of any competent court or governmental body, provided that the receiving party so obliged to disclose shall give written notice of such order or judgment to the other party prior to making such disclosure and shall use reasonable efforts to obtain a protective order covering such Technology,

          (b) if required to do so by any law, rule or regulation provided notice has been given as required by Clause (a) above,

          (c) if such Technology is or becomes generally available to the public through any means other than breach of this Agreement,

          (d) if such Technology is disclosed to the receiving party without any obligation of confidentiality by a third party who has the right to make such disclosure,

          (e) if such Technology has been developed independently by the receiving party without use of or benefit from such Technology of the other party as can be shown by written evidence,

          (f) if such Technology was in the possession of the receiving party without an obligation of confidence prior to the 1990 Agreement, as can be shown by written evidence,

          (g) if the disclosing party provides advance written authorization for the disclosure,

          (h) if such Technology was disclosed by the disclosing party to a third party other than under conditions of confidence,

          (i) to those of its employees, consultants, contractors, who have agreed in writing to be bound by the same confidentiality obligations contained in this Section 7 and who need to use such Technology for the purposes of this Agreement, provided with respect to such consultants and contractors that disclosure shall be made on a "need to know" basis for work performed on the behalf of Pirelli or its Affiliates.

     7.3 MATTERS NOT CONSIDERED PUBLIC KNOWLEDGE. For the purposes of Section 7.2, Technology shall not be deemed to be generally available to the public, disclosed without any obligation of confidentiality or conditions of confidence, or developed independently (hereinafter in this Section 7.3 collectively referred to as "public knowledge"), if

          (a) the general principle is public knowledge or known but the particular practice is not itself public knowledge,

          (b) the generic information is public knowledge but the specific information is not itself public knowledge or,

          (c) it constitutes a combination (not itself public knowledge) of information which is public knowledge.

     7.4 PERIOD OF CONFIDENTIALITY. The provisions of this Section 7 shall remain in effect for five (5) years after the expiration or termination of this Agreement or any extensions thereto, but in no event less than ten (10) years from the date of this Agreement.

     7.5 COVENANT OF ASC. ASC undertakes, notwithstanding the provisions of
Section 7.2 (e), (f) and (h), for the period of confidentiality in section 7.4, not to make available Contract Technology to the public in any way which would be materially detrimental to or materially diminish the value of the rights granted to Pirelli under this Agreement.

                          SECTION 8. TERM AND EXTENSION

     8.1 TERM OF RESEARCH AND DEVELOPMENT PROGRAM I. Insofar as they relate to the Research and Development Program I (including redirection thereof as provided in Section 2.17), the provisions set forth in Section 2 of this Agreement shall remain in force until October 1, 1999 unless earlier terminated or extended pursuant to this Section 8. Except as otherwise provided herein, termination of a Program (including but not limited to Research and Development Program I) shall not affect any other rights or obligations of the parties contained in this Agreement.

     8.2 TERM OF AGREEMENT. Unless earlier terminated or extended pursuant to this Section 8, this Agreement shall expire twenty (20) years from the date of ASC's first commercial supply of Cable Wire to Pirelli or to any Pirelli Affiliate, twenty-five (25) years from the date of this Agreement, or upon the expiration of the last-to-expire patent included in Contract Technology licensed to Pirelli hereunder, whichever is the last to occur.

     8.3 EARLY TERMINATION. Pirelli shall have the right to terminate Research and Development Program I, the Business Plan, and this Agreement upon (a) the failure of ASC, after consultation, to provide and continue to provide qualified personnel and appropriate resources to enable Research and Development Program I and the Business Development Plan to progress in accordance with the goals and criteria set forth in Exhibit 2.1, (b) a determination by Pirelli that further development in Research and Development Program I is not technically feasible, and/or (c) a determination by Pirelli that the results of the clearance in section 2.16 or the non-availability of additional licenses under Section 4.11 do not justify the further financing of Research and Development Program I in accordance with section 2.12. Pirelli shall have the right to terminate its participation in any other Program upon
(d) the failure of ASC, after consultation, to provide and continue to provide qualified personnel and appropriate resources to enable such Program to progress in accordance with the goals and criteria set forth in statement of work for such Program, (e) a determination by Pirelli that further development pursuant to such Program is not technically feasible, or (f) a determination by Pirelli that the results of the clearance in section 2.16 for such Program does not justify the further financing.

     Subject to Section 4.7, either party shall have the right to terminate a Program, the Business Development Plan, and this

Agreement upon a material breach by the other of any representations, warranties, covenants or obligations hereunder. Termination pursuant to the provisions of this Section 8.3 shall be accomplished by the giving of written notice by the terminating party to the other party of its election to terminate and specifying the date of termination, the failure or the breach, such notice to be given not less than 90 days prior to such date of termination. If such breach can be cured, the party receiving such notice shall have the right to prevent termination by curing the specified breach within such 90 day period.

     8.4 EXTENSIONS.

     (a) This Agreement and/or a Program may be extended by mutual agreement.

     (b) If either party requests an extension of a Program, both parties shall then negotiate in good faith to reach an agreement on such an extension; however if agreement is not reached, Pirelli nonetheless shall have the right to extend a Program in a manner consistent with the then-current statement of work for such Program and under the terms and conditions set forth in Section 2, provided that the amount paid by Pirelli to ASC for such extended Program shall be equal to the amount paid or to be paid by Pirelli with respect to the last year of the then-current Program. All of the other terms of this Agreement shall be effective with respect to any such extension.

     8.5. EFFECT OF TERMINATION OR EXPIRATION.

     8.5.1 Except as specifically otherwise set forth in this Section 8.5, upon termination (but not expiration) of Research and Development Program I as provided in Section 8.5.2 or 8.5.3, or upon either termination or expiration of this Agreement, the provisions of this Agreement shall no longer have any legal effect except that the following provisions shall survive and shall not be subject to any limit of time except those expressed in the provisions themselves:

     Section    1     (Definitions)
     Section    3     (Ownership of Research and Development Program Results)
     Section    4.1   (Pirelli's Exploitation Rights)
     Section    4.2   (ASC's Exploitation Rights)
     Section    4.7   (Irrevocability of Pirelli's Exploitation Rights)
     Section    5     (1990 Agreement and 1994 Agreement)
     Section    6     (Representations and Warranties)
     Section    7     (Confidentiality)
     Section    9.1   (Indemnification)
     Section    9.2   (Non-Solicitation)
     Section    9.3   (Export Controls)
     Section    9.5   (Resolution of Disputes)
     Section    9.6   (Publicity)

                             CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
                                    WITH THE SECURITIES AND EXCHANGE COMMISSION.
                                                ASTERISKS DENOTE SUCH OMISSIONS.


     Section    9.7   (Assignment)
     Section    9.8   (Notices)
     Section    9.9   (No Prejudice by Inaction)
     Section    9.11  (Written Amendments Only)
     Section    9.12  (Applicable Law; Entire Agreement; Headings)

     8.5.2 Termination of a Program shall not be considered termination of this Agreement. However, if Pirelli terminates the Programs prior to ****************** or before paying to ASC the amount of US $10,000,000 pursuant to Section 2.12 for reasons other than a breach of this Agreement by ASC (including the provisions of Section 8.3(a)) then the rights granted to Pirelli in Section 4.1(a) shall become non-exclusive, Pirelli shall have no rights under Sections 2.17 and 4.1(b), and ASC shall have no further obligations under
Section 2.

     8.5.3 If this Agreement is terminated by Pirelli as a result of a breach of this Agreement by ASC (including the provisions of Section 8.3(a)), or Research and Development Program I (including any redirection thereof as provided in Section 2.17) expires prior to the supply by ASC to Pirelli of Cable Wire meeting the Specifications and ASC elects not to continue Research and Development Program I notwithstanding Pirelli's request to do so, then this Agreement and all rights of ASC under Sections 4.3(c), 4.4, 4.5 and 4.6 shall immediately terminate, and ASC's rights under Sections 4.2 (ii) and (iv) shall become non-exclusive.

     8.5.4 If Pirelli elects not to participate in a Subsequent Research and Development Program and the period in Section 2.17 (c) (iii) has elapsed for such Subsequent Research and Development Program or if Pirelli terminates its participation in a Subsequent Research and Development Program, for reasons other than those of Section 8.3(d), (e) or (f), prior to the supply by ASC to Pirelli of a product meeting the specifications established for such Subsequent Research and Development Program, then (i) all rights of Pirelli in any Contract Technology developed in the course of such Subsequent Research and Development Program shall terminate and such Contract Technology shall be considered Excluded Technology; (ii) ASC shall have the right to manufacture, use and sell (but not to sublicense others to manufacture) Cable Wire employing Excluded Technology. To the extent that ASC requires the right to use Contract Technology to exercise its right to use Excluded Technology to manufacture, use and sell Cable Wire Pirelli shall, at the request of ASC, grant ASC such rights on reasonable terms and conditions to be agreed upon.

     8.5.5 Upon expiration (but not termination) of this Agreement, Pirelli shall have a fully paid-up license to use Contract Technology licensed pursuant to Section 4.1 with no further payments to ASC. Expiration of this Agreement shall not affect the rights or obligations of ASC, ASC Affiliates, Pirelli or Pirelli Affiliates with respect to any joint venture in which

ASC or an ASC Affiliate, one hand, and Pirelli and a Pirelli Affiliate on the other hand, have an interest.

                            SECTION 9. MISCELLANEOUS

     9.1 INDEMNIFICATION. ASC acknowledges that substantially all research activities conducted pursuant to this Agreement shall be carried on in facilities controlled by it. All activities carried on by either party pursuant to this Agreement in the United States of America shall be made in full compliance with all applicable United States federal, state and local laws, regulations and ordinances, including, without limitation, all such laws, regulations and ordinances pertaining to the protection of the environment and hazardous or toxic substances or wastes as defined in such laws, regulations or ordinances. Each party shall indemnify and hold the other harmless from and against any and all claims, liabilities, costs, losses or expenses suffered by the other resulting from or arising in connection with any violation or alleged violation of any such laws, regulations or ordinances by the party, or resulting from the negligence of the party or from the intentional act or failure to act of the party, if the other party has given the party prompt written notice of the assertion of any such claim against it and cooperates with the party in the defense of any such claim.

     9.2 NON-SOLICITATION. While this Agreement is in effect and for a period of one year after it has been terminated, neither party will employ, nor solicit for employment, any executive, officer or other employee of the other or its Affiliates. Each party acknowledges that any violation by it of the covenant contained in this Section 9.2 is likely to cause damage to the other party, which may not be adequately compensated by money damages, and each party agrees that this Section 9.2 may be enforced by an order for specific performance or injunctive or other appropriate relief by a court of competent jurisdiction, in addition to any other remedies provided by law.

     9.3 EXPORT CONTROLS. The parties agree to comply with all applicable export control laws and regulations of the United States, Italy, or any other country. The parties will not export or re-export the technical data, computer software, prototypes and other commodities which are the subject of this Agreement to any prohibited destination, including, but not limited to, Libya, Iran, Iraq, South African military or police entities, Syria, and other destinations found in Country Groups Q, S, W, Y or Z in the U.S. Export Administration Guidelines. The parties will obtain all appropriate export and re-export authorizations required under the Export Administration Regulations of the U.S. Department of Commerce, the International Traffic in Arms Regulations of the U.S. Department of State, the Nuclear Regulatory Commission, and any other government agency controlling the export of technical data, computer software, prototypes and other commodities which are the subject of this Agreement. Each party neither represents that a license shall not be required nor that, if required, it shall be issued. To the extent licenses are required, each party will use its best efforts to obtain, or to assist the other party to obtain, them.

     9.4 FORCE MAJEURE. If the performance of any obligation under this Agreement is prevented by any cause beyond the reasonable control of a party, such party shall be excused from such performance for so long as is reasonable. The party so prevented shall use all practical efforts to perform its obligations as soon as possible.

     9.5 RESOLUTION OF DISPUTES. Any dispute arising under or in connection with this Agreement shall be resolved by arbitration at a mutually agreeable site within four hundred (400) kilometers of New York City under the rules of the American Arbitration Association, applying the law of the State of New York. Demands for arbitration shall be made in writing and shall be served upon the party to whom the demand is addressed by registered mail. Application may be made to any court having jurisdiction for judicial acceptance of the award and for an order of enforcement.

     9.6 PUBLICITY. During the term of this Agreement and any extension thereof, and unless otherwise required by court order, governmental law or regulation, or any other operation of law, neither ASC nor Pirelli shall issue, nor permit its employees to issue, any news release, advertisement, publicity or promotional material, or technical articles or paper that quotes any of its employees, officers or directors in connection with the Research and Development Program, or that discloses Technology of the other party, the results of the Research and Development Program or any of the terms of this Agreement (except insofar as such Technology, results or terms previously have been properly disclosed), without the prior review and consent of the other party. All such material shall be submitted by fax to:

              FOR PIRELLI:   A. Bolza
              FOR ASC:       G. Yurek, President

The recipient shall be deemed to consent to the technical article or paper only if the recipient does not respond within ten (10) business days and shall be deemed to consent to any other publication hereunder if the recipient does not respond within fifteen (15) business days.

     9.7 ASSIGNMENT. This Agreement shall be binding upon, and inure to the benefit of, ASC and Pirelli and their respective successors and permitted assigns. Neither party may assign its rights and obligations under this Agreement without the prior written consent of the other party, EXCEPT THAT, (i) either party may assign all or any part of its right, title and interest in and to this Agreement to any entity that succeeds to all or substantially all of the business assets of the assignor to which this Agreement relates, provided however that if an assignee of either party uses a technology for the manufacture of Products which permits such assignee to manufacture the Products without using Contract Technology licensed hereunder, then, in case Pirelli is the assignor, the rights in Section 4.1 a. shall become non-exclusive and, in case ASC is the assignor, the rights in Section 4.2 shall become non-exclusive, and (ii) either party may assign all or any part of its right, title and interest in and to this Agreement (other than ASC's obligations under Section 2 which may be assigned under this clause (ii) only with the consent of Pirelli) to an Affiliate or Affiliates without giving prior notice to or obtaining the consent of the other party. In the event of any such assignment or sublicense under this Section 9.7, the assigning party shall remain liable for all of its obligations under this Agreement accrued prior to such assignment or sub-license and shall continue to be bound by the secrecy obligations in
Section 7.

     9.8 NOTICES. Any notice or communication given pursuant to this Agreement by either party to the other shall be in writing and delivered or mailed by registered or certified mail, airmail postage prepaid (airmail notices shall be deemed to have been given 10 days after having been mailed), as follows:

If to Pirelli:   Pirelli Cavi S.p.A,
                 Viale Sarca, 202

                 20126 Milano MI
                 Italy
                 Attention:  Director of Research and Development

If to ASC:       American Superconductor Corporation
                 Two Technology Drive
                 Westborough, MA 01583
                 Attention:  President

     9.9 NO PREJUDICE BY INACTION. NO failure or delay on the part of a party to exercise any of its rights under this Agreement shall be construed to prejudice its rights in connection with that or any subsequent default.

     9.10 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be construed to constitute either party as the partner, joint venturer, agent, employee or Affiliate of the other, it being intended that the parties shall remain independent contractors and neither party shall be liable for the obligations, liabilities or representations of the other.

     9.11 WRITTEN AMENDMENTS ONLY. No agreement or understanding varying or extending this Agreement will be binding upon either party unless it is in writing and signed by a duly authorized officer or representative of both parties.

     9.12 APPLICABLE LAW; ENTIRE AGREEMENT; HEADINGS. This Agreement shall be construed in accordance with the laws of the

State of New York. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. This Agreement contains the entire understanding between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     9.13 COVENANTS WITH RESPECT TO CONDUCT OF LITIGATION. The parties agree, with respect to the conduct of any litigation (including any mediation or arbitration) regarding any aspect of Contract Technology licensed to Pirelli pursuant to Section 4.1, as follows:

          9.13.1 Each party shall promptly notify the other regarding any suspected or ascertained infringement of such rights of which it becomes aware.

          9.13.2 Pirelli shall have the right to take any action it deems necessary against suspected or ascertained infringement of Contract Technology in the Field, provided, with respect to such Technology licensed to ASC from third parties, that ASC itself has been granted such right and that such right is transferable to Pirelli. ASC shall disclose any such limitations in its agreements with third parties to Pirelli as part of the clearance pursuant to
Section 2.16. Pirelli shall inform ASC
before commencing any suit involving any Contract Technology. If Pirelli is sued it shall promptly notify ASC.

          9.13.3 If Pirelli sues or is sued ASC shall have the right to join in such litigation at its own expense. Any such suit shall be conducted by Pirelli, provided that ASC shall have the right, but not the obligation, to join in any such suit at its own expense, and also shall have the right to control any such suit to the extent that such suit involves any ASC Contract Technology applicable outside the Field. ASC shall exercise the right to take control over such suit within thirty (30) days of receipt of Pirelli's written request to make such election. If ASC does not exercise its right to take control within said thirty-days-period, ASC shall be deemed to have waived such right to do so.

          9.13.4 If ASC wants to sue, it shall have the right to so, provided that it shall inform Pirelli in advance. If ASC brings a suit or is sued, to the extent that such suit involves any infringement of Contract Technology in the Field, Pirelli shall have the right to join in such litigation at its own expense, provided that any such suit shall be conducted by ASC.

          9.13.5 Each party shall keep the other party constantly and fully informed in relation to any litigation pursued by it under this Section and shall allow representatives of the other party to consult with its attorneys with respect to all aspects of such litigation.

          9.13.6 Pirelli shall have the full control of the direction of any lawsuit which is conducted by Pirelli and does not involve ASC Contract Technology applicable outside the Field, including the settlement thereof, subject to the provisions of section 9.13.7

          9.13.7 Neither party shall enter into any settlement or consent judgment or voluntary final disposition of any lawsuit, without the consent of the other, if such settlement would require such other party to be subject to an injunction or to make a monetary payment or other consideration, other than legal fees and expenses. Neither shall either party enter into any such settlement, consent judgment or voluntary final disposition that affects any rights owned by or licensed to the other, which consent shall not be unreasonably withheld. ASC will not enter into any settlement or consent judgment or voluntary final disposition of any suit commenced by or against Pirelli as to which ASC has assumed control as provided in Section 9.13.3 without the consent of Pirelli, which consent will not be unreasonably withheld.

          9.13.8 Except as otherwise provided, each party shall cover its own costs in connection with any litigation under this section. Any recovery made either by Pirelli or ASC in any lawsuit under this Section shall be applied first to repay

Pirelli's and ASC's respective actual legal out-of-pocket expenses and fees, or equitable proportions of them, associated with any lawsuit under this Section out of any recovery made by either Pirelli or ASC; and if ASC and Pirelli are both parties to the suit, any excess amount shall be divided equally between them.

     9.14 PROVISIONS RELATING TO THE BANKRUPTCY CODE. All rights and licenses granted under this Agreement by either party to the other party are, and shall be deemed to be for the purpose of Section 365(n) of Title 11 of the United States Code (collectively, the Bankruptcy Code), licenses of rights to "intellectual property," as defined under Section 101 of the Bankruptcy Code. The parties agree that: (i) each party, as licensee or sublicensee under this Agreement, shall retain and may fully exercise all of its rights and election under the Bankruptcy Code, including, without limitation, any and all rights to use and exploit all technology and other rights licensed hereunder and any improvements and developments thereof in accordance with the provisions of this Agreement, to the extent that the technology and other rights licensed hereunder or improvements or developments exist prior to the commencement of case under the Bankruptcy Code involving the other party (as debtor) and regardless of when a patent application, continuation application or any other application or registration with respect to technology and other rights licensed hereunder or any improvements or developments thereof is filed; and (ii) all rights to sue and exploit any and all intellectual property rights relating to the technology and other rights licensed hereunder and any improvements or developments thereof in accordance with the provisions of this Agreement, shall be deemed to exist immediately prior to the commencement of such case under the Bankruptcy Code, regardless of which the technology and other rights licensed hereunder, improvements or developments arise.

     9.15 HART-SCOTT-RODINO AND EUROPEAN COMMISSION FILINGS.

          (a) As promptly as practicable after the execution of this Agreement, Pirelli and ASC shall:

               (i) file all reports and notifications that are required to be filed under the Hart-Scott-Rodino Act and shall cooperate in connection with such filings or responses to requests for additional information;

               (ii) file all reports and notifications that may be required to be filed with the Commission of the European Community and shall cooperate in connection with such filings or responses to requests for additional information.

     The parties shall use their best efforts to resolve objections, if any, as the Antitrust Division of the Department of Justice, the Federal Trade Commission, the European Commission, state antitrust enforcement authorities or competition authorities of any other jurisdiction may assert under the antitrust and

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

competition laws with respect to the transaction contemplated hereby.

     (b) The entering into force of the license granted under Section 4 of this Agreement is subject to approval of this Agreement under the Hart-Scott-Rodino Act. All other provisions of this Agreement enter into force on the effective date.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first written above.

PIRELLI CAVI S.p.A.                         AMERICAN SUPERCONDUCTOR CORPORATION

By: /s/ Giusseppe Morchio                   By: /s/ G. J. Yurek
   -------------------------                   ----------------------------

Its:                                        Its: President
    ------------------------                    ---------------------------

                                   EXHIBIT 2.1

                                   Pirelli/ASC
                                   -----------
                 Technical Development Program Statement of Work
                 -----------------------------------------------

FOREWORD

The Research, Development and Exploitation Agreement, between Pirelli Cavi S.p.A. and American Superconductor Corporation (the "Agreement") has established the basic requirements and time lines needed for HTS Cable Wire to be evaluated for commercial power transmission applications. During the period between 1 February 1990 and 31 September 1995, the parties developed, manufactured and evaluated the MCA1 wire and conceived and demonstrated the laminated Cable Wire (a new Cable Wire geometry which can significantly enhance performance and minimize future development cost). The Project Review Board and Business Review Board have judged that the accomplishments under this Agreement are sufficient to demonstrate the potential for HTS Cable Wire to be economically and technically viable, and therefore warrants additional focused effort to produce a commercially viable HTS Cable Wire by October 1999.


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                                                 ASTERISKS DENOTE SUCH OMISSION.

TECHNICAL PROGRAM OBJECTIVES

     o The principal objective of the Phase III Pirelli/ASC Technical Development is to develop HTS wire that meets the specifications for cable applications.

     o A second objective of the program is for Pirelli/ASC to analyze and model the future potential for HTS cable technology to be economically competitive with ************ technology upon reaching
          **************** wire production level.

Details of the technical program plan will be established and updated by the Project Review Board. Details of the business development program plan will be established and updated by a Development Review Board which shall substitute the Business Review Board under the 1994 Agreement. These plans will be based on the following general outline.

WIRE SPECIFICATIONS FOR POWER CABLE APPLICATIONS

The specification is focused on achieving a commercially viable HTS Cable Wire by ************. It is based on the current Pirelli/ASC understanding of *************************** ************, suitable for **********************
and **** ********** applications. This specification will be updated on a


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regular basis, as new information is developed concerning wire operating performance, commercial cable performance and commercial cable system costs.

The Cable Wire specification is composed of two exhibits; Table 1 provides the **************************** performance and ******** ********* targets as a function of *************, Table 2 provides basic Cable Wire requirements and objectives for all wires produced between *************. This combined wire specification (Table 1 and 2) defines the specifications and the quantifiable method for Pirelli to monitor **************************** for the Cable Wire during the Phase III of this Pirelli/ASC Technical Development Program.

TABLE 1: Table 1 provides a listing of the **************** ********** as a function of time. The target milestones include; (a) **************** in *************, indicating the potential for ************************************, (b) demonstration of the
******************* in the *************, assuming a ************
***************, and (c) the ASC theoretical *************** cost per
*************, assuming Cable Wire manufacture in ******** quantities and ********************* price. These milestones provide a meaningful way to judge future potential of ******** ******************, the existing performance characteristics in

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************** lengths and a method for ************************* over time.

ASC has completed a preliminary analysis of the direct material and labor cost for Cable Wire produced in 1999, at ************ manufacture volume. The projected direct costs assume **** ******* (no **************** has been applied), constant cost for *********** market price ***************************** associated with ****** and **** fabrication, and
************ costs associated with *********************** (no **************
are included).

The forecast direct costs are divided by the following categories:

*************** cost (******):                                    $******
*************** cost (**********):                                $******
************ cost:                                                $******
                                                                   ------
Total Forecast Direct Cost:                                       $******


ASC will provide to Pirelli a revised forecast for direct material and labor cost per meter of Cable Wire on December 1996, 1997 and 1998. The forecast will define the projected **************, assuming: ************ manufacture volume, manufacture experience and new processes developed during the given year, and dollar

                                       4

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values will be provided in the "then year" dollars.

TABLE 2: Table 2 defines the ************************ for the
**************************************** program. ******** ******************
are defined in terms of the ******************* ***** for each given period. TECHNOLOGY DEVELOPMENT

A *********** technology development program is envisioned to improve wire performance to meet the ********************* *****************************
specification: ***************** ************************** and *******. The
Program ********* ***** for each element is identified in Table 1.

WIRE PERFORMANCE

The objective for this effort is to produce a Cable Wire which will be technically and economically viable for **************** ********* product.

Wire Performance is divided into two major categories; (a) ************* optimization (optimization of ******************, Table 2) and (b) *********** optimization (optimization of the **************** of the *************, Table
1).



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The ********* Cable Wire is composed of *********************** ******** to an
**************** (the traditional ********).

This Cable Wire configuration offers the wire designer ***** new ******** in incorporating ************* and *************** materials into Cable Wires. The **************************** will serve as the ******** for subsequent Cable
Wire development. The ************** development effort will be focused on achieving the Table 2 objectives: significantly improving the *************** ******************************* and ********************* (which affects
***********************).

This ************************************** will be enhanced over time by replacing the ******** with subsequently *************** ***************. The intent is to qualify one ******** Cable Wire for ************************************************************ and ************,
and then **************** Cable Wires can be qualified with significantly less effort as *** ***************************************** are ******** into
********** Cable Wire ***********************.

ASC will take the critical current performance enhancements discovered and funded by the ASC R&D group (typically ********

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*********************) and define and demonstrate the manufacture process to produce *****************************************.

Topics under the Wire Performance task include: ********** ********* vs ***********, **************, ****************, ****** *********,
*******************, ************, *****************, ***********************,
*********, *******, *****, **********, ** ****. ****************** vs
****************, ****************, ****************. ********************** vs
******, ***********, ****************, *******, ***********************,
*************, ******************, ************** and *****************.

LONG LENGTH WIRE AND COST

The objective for this effort is to develop and implement a Cable Wire manufacture and test process which will produce technically and economically viable Cable Wire for ************************** product.

ASC will provide to Pirelli a revised forecast for direct material and labor cost per meter of Cable Wire on December 1996, 1997 and 1998. The forecast will define the projected 1999 unit cost, assuming: 1000 km/year manufacture volume, manufacture experience and new processes developed during the given year, and dollar

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values will be provided in the "then year" dollars.

The strategy for reducing the ********* for the commercial HTS Cable Wire is based on the following elements: Increase ********************** to reduce the ********* unit and increase *****. This can be accomplished by ********** the **** and ***** *************** and ******. Implement ********** for ******
*********** to ************. Implement ********************* and
************************** to ************** and ********* *******. Maximize
********************** and ********, ***** ****** to **************. Maximize
***************** to reduce ***** per unit and **************. Implement method for **** ********************* to ************ per unit and **************.
Establish confidence using ************** vs ************ to ************ per unit and **************. Reduce ************ unit **** by strengthening ********************. Develop methods for further reducing **************.

AC LOSS

The objective for this effort is to characterize the ** performance of each Cable Wire generation and working closely with Pirelli determine the relationship between ************* *********** and the ************** for the
****************

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*********. The intent is to define the ************************** needed and possible for ***************************. This effort will provide ***************** guidance for the **************** ************ effort.

PROGRAM MANPOWER AND SPENDING BUDGET

Pirelli funding for the Phase III Pirelli/ASC Technical Development Program will be applied to the tasks defined in the Technology Development Section above. The ASC Manufacture Development efforts will be directed to the *********** of the ******************. The average annual budget for this activity is ********** and a ***************** is anticipated. This program will yield a
**********************************.

RECORDS AND REPORTS

ASC will prepare reports in accordance with section 2.11 of the Agreement concerning all expenditures made or costs incurred in connection with the Research and Development Program and on all expenditures relating to its research and development on ************************, ********** of
************************ and/or **** and **** containing
************************, in addition to the amounts paid by Pirelli, in accordance with



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section 2.4. These reports shall be submitted to Pirelli at least once each calendar quarter, within fifteen (15) days after the end of the quarter, and will include:

     (a) a detailed statement of all expenditures made or costs incurred in connection with the above items; and

     (b) projections of expenditures required in connection with the Research and Development Program for each of the four calendar quarters following the date of such reports.

BUSINESS DEVELOPMENT PROGRAM
----------------------------

Pirelli and ASC will form a Development Review Board which shall substitute the Business Review Board under the 1994 Agreement, which shall meet on a semi-annual basis. The objectives for this effort will be to prepare Pirelli and ASC for the exploitation of the license granted to Pirelli under this Agreement and in particular to exchange information concerning:

1.   the ****** for ********** and ***** and ************** made therefrom with particular reference to ****** needs/requirements;

2.   ****** development;

3.   definition of ************************ of ********** and ****** to meet such market needs/requirements;

4.   status of ********* or potentially ********* HTS products;

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5.   review of **************************** of ************* which may affect the activities of Pirelli and ASC;

6. programing of the **** necessary to ***** the ****** and the ******* necessary to ******* for *************.

Table 1:  Phase III Pirelli/ASC Technical Development
Specification
October 1, 1996


                   MILESTONE TARGETS FOR THE AMENDED PROGRAM

                          Manufacture               Theoretical
                          Performance               Material
Research                  **********                Unit Cost ********
Development **            **************            ***************,
*****                     **************            **************
*************             *****                     *************
**********                *************             **************
*************             **************            ***
****                      ****                      ********


****************      ************        ******         *******

*********                                 ******         *******

*************         ************       *******         *******

*************         ************       *******         *******

*************         *************      *******         *******

************          *************      *******         *******


Note:  All material unit costs are provided in 1995 dollars.


                              ASC PROPRIETARY DATA

                                       11



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Table 2:  Phase III Pirelli/ASC Technical Development
Specification
October 1, 1995



CABLE WIRE SPECIFICATION


Requirements

****                                                **************
**********                                          ****
****************                                    ****************
*************************                           ******************
**********************                              *******
*********************************                   ***********************
***********************************
 ****************                                   ***
*********************************
 **********                                         ****
**********                                          ************
*************                                       *********************
*********************                               *****
*********************************
 ****************                                   *******************
*******************************
 ***************                                    *******************
********************************                    ********************
*********                                           ****
*****************************
 ****************                                   **********


Objectives (expectation, not formal obligation)

****************************                        ***********************
***************************                         ********
**************************                          ***************
                                                    **********



                              ASC PROPRIETARY DATA

                                   Exhibit 2.7
                                   -----------

                                    AGREEMENT
                                    ---------

     THIS AGREEMENT (the "Agreement") is made this _____ day of ______________ 199_ by American Superconductor Corporation ("ASC"), Pirelli Cavi, S.p.A. ("Pirelli"), and ________________ an individual employed by Pirelli (or a Pirelli Affiliate) and residing at ____________________________________ (the
"Assigned Employee").

     Contemporaneously herewith, ASC and Pirelli have entered into an Agreement (the "Pirelli-ASC Agreement"), to which this Agreement is Exhibit 2.7, pursuant to which Pirelli and ASC will enter into and conduct a research and development program regarding the development and production of superconducting wires and cables. As provided in Section 2.7 of the Pirelli-ASC Agreement, various technical employees of Pirelli may participate in the Research Program (as defined in the Pirelli-ASC Agreement).

     In consideration of the mutual covenants and promises contained in the Pirelli-ASC Agreement and of ASC's permitting such technical employee to obtain access to confidential and proprietary information of ASC, ASC, Pirelli and the Assigned Employee agree as follows:

     1. EXPENSES; BENEFITS. Pirelli shall pay the Assigned Employee's salary and reimburse the Assigned Employee for all reasonable and necessary expenses incurred or paid by her/him in connection with, or related to, his/her activities at ASC. The Assigned Employee shall not be entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment, medical or pension payments, made available to employees of ASC.

     2. INVENTIONS AND PROPRIETARY INFORMATION

          2.1 INVENTIONS

               (a) Except as otherwise provided in, and subject to ASC's obligations under, the Pirelli-ASC Agreement (i) all inventions, discoveries, innovations and improvements whether or not patentable and whether or not copyrightable) ("Inventions") related to the business of ASC which are conceived or reduced to practice by the Assigned Employee, solely or jointly with others and whether during normal business hours or otherwise, during the period that s/he is at ASC, or thereafter if resulting or directly derived from Proprietary Information (as defined below), shall be the sole property of ASC; and (ii) the Assigned Employee hereby assigns, and agrees to assign, to ASC all Inventions and any and all related patents and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere, and agrees further, at the request of ASC and at ASC's expense, to take such further acts and to execute such further documents as may be necessary or desirable to fully and completely effectuate this assignment and to secure and protect any such patents and other industrial or intellectual property rights.

               (b) The Assigned Employee shall promptly disclose to ASC all Inventions and will maintain adequate and current written records (in the form of notes, sketches, drawings and as may be specified by ASC) to document the conception and/or first actual reduction to practice of any Invention.

          2.2 PROPRIETARY INFORMATION.

               (a) The Assigned Employee acknowledges that his/her relationship with ASC is one of high trust and confidence and that in the course of activities at ASC s/he will have access to and contact with Proprietary Information. The Assigned Employee agrees that s/he will not at any time disclose to others, or use for his/her benefit or the benefit of others (except as may be permitted by written agreement between ASC and Pirelli), any Proprietary Information or Invention.

               (b) For purpose of this Agreement, Proprietary Information shall mean, by way of illustration and not limitation, all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by ASC, including, without limitation, any Invention, formula, apparatus, equipment, trade secret, process, research, technical data or know-how, that is communicated to, learned of, developed or otherwise acquired by the Assigned Employee in the course of his/her activities at ASC.

               (c) The Assigned Employee's obligations under this

Section 2 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the Assigned Employee or others of the terms of this Section 2.2, (ii) is generally disclosed to third parties by ASC without restriction on such third parties, (iii) is approved for release by written authorization of the Board of Directors of ASC, or (iv) was known to the Assigned Employee (as shown by tangible evidence and other than under condition of confidence) before the commencement of his/her assignment to ASC.

               (d) Upon termination of his/her activities at ASC, or at any other time upon request by ASC, the Assigned Employee shall promptly deliver to ASC all records, laboratory and research notebooks and other documents (and all copies or reproductions of such materials) relating to the business of ASC; provided however that U.S. counsel to Pirelli in connection with Pirelli-ASC Agreement shall retain one copy of each of the foregoing in confidentiality and under lock and key for the sole purpose of reference with respect to the obligations of the parties hereunder.

     3. PIRELLI EFFORTS. Pirelli agrees to use its best efforts to insure that the Assigned Employee meets all of his/her obligations hereunder.

     4. REMEDIES. Pirelli and the Assigned Employee acknowledge that any breach of the provisions of Section 2 shall result in serious and irreparable injury to ASC for which ASC cannot be adequately compensated by monetary damages alone. The Assigned Employee and Pirelli agree, therefore, that, in addition to any other remedy it may have, ASC shall be entitled to enforce the specific performance of this Agreement and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

                                   Exhibit 2.9
                                   -----------

                      Pirelli Cavi, S.p.A. - ASC Agreement

                              Project Review Board

Terms of Reference of the Project Review Board (PRB)

1    - The PRB shall be composed of 2 representatives of each party, with the possibility of inviting specialists whenever required by the complexity of any item to be discussed.

2    - The PRB has the task of

       (a)   agreeing to any changes to the Scope of Work presented as Exhibit
             2.1 to the Pirelli-AS Agreement, including changes in any specific targets to be achieved or any time limits.

       (b) monitoring performance against the Scope of Work, and setting up check points for the critical results to be achieved.

       (c) recommending action as required to achieve the objectives of the Project, including change of scope if convenient in the light of new developments in the field.

       (d) monitoring costs of the Project and advising Management of Pirelli and ASC of any change with respect to the original plan.

3    - At least one of the Pirelli representatives shall be a person with significant involvement in R&D on superconductivity.

       One of the ASC representatives shall be the person responsible for the implementation in ASC of the agreed research program.

4    - The PRB shall meet as provided in the Pirelli-ASC Agreement, typically quarterly, and shall have access to the necessary technical and financial documentation which shall be provided by the Parties before the meeting.

5    - The decisions of the PRB shall be taken unanimously. In case of failure to agree, the relevant matter shall be submitted to the Managements of Pirelli and ASC for final decision.


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                        SCHEDULE 4.8 PRICE FOR CABLE WIRE

     The transfer price of Cable Wire from ASC to Pirelli will be based on a pricing mechanism that provides a ********** of the ******************* and
*******.

     The ****** to be ***** is defined as the difference between (a) the ********* charged by ******** to the ***************** and (b) the *** of the
************** incurred by *** to *********** the ********** and by ******* to
*********** the ***********.

     The ****** so determined will be ***************** and ******* on either the basis of the *********************** and ******* in their respective *************, and ***************, or of another mechanism that is acceptable to both parties. For the purposes of this calculation, *********** will not be included.

     Both Pirelli and ASC will work together to further define the transfer pricing mechanism when more concrete information such as the commercial specifications, forecasted demand, facility requirements, etc. on the Cable Wire and Power Cable and/or Power Cable system is available. This work will be completed by ****************** or another date mutually acceptable by the parties.


                                        1